Exhibit 10.1

MICROSOFT VENDOR SERVICES AGREEMENT

PARTY #1	“Microsoft”
Business Name:	Microsoft Corporation
Street Address:	One Microsoft Way
City, State, Zip Code:	Redmond, WA 98052-6399
Microsoft Business Contact:	Name:_**** Email:_****
PARTY #2	“Vendor”
MS Vendor Number	****
Business Name:	Rainmaker Systems, Inc.
Street Address:	1908 Kramer Lane, Suite B-300
City, State, Zip Code:	Austin, TX
Vendor Business Contact:	Name:**** Email:****
Agreement Effective Date (“Effective Date”):	02/26/2010
Term of Agreement (“Term”):	From Effective Date until terminated under Section 11 (Term of Agreement).
List of Exhibits/Addenda:	Addendum – For the Provision of Contact Center Service; Exhibit A – Statement of Work; Exhibit B – Non-Disclosure Agreement; Exhibit C – Business Continuity Management (BCM) Framework; Exhibit D – Additional Vendor Obligations
At all times during the Term, Vendor shall select one employee with authority to make binding decisions for Vendor with respect to the Agreement and any SOW.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all oral understandings, representations, prior discussions, preliminary agreements, and the default terms of any Microsoft purchase order issued for Work. The terms of the Agreement shall apply to all Work Orders and Statements of Work between the parties. Any representations, warranties, promises or conditions not expressly contained herein or in a written work order or statement of work signed by both parties, shall not be binding upon the parties. This Agreement does not constitute an offer by Microsoft and it shall not be effective until signed by both parties.

Vendor
Signature:
Print Name:
Print Title:
Date:

Microsoft
Signature:
Print Name:
Print Title:
Date:

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTACT AND NOTICES INFORMATION

Address for Notices. The parties must send legal notices, including notices relating to a breach or termination of this Agreement or a waiver of any right or obligation in this Agreement, to the address indicated in the Legal Notice Contact Information table below. Each party must notify the other in writing of any changes to the Legal Notice Contact Information. The parties must send any other communication required by this Agreement to the applicable business contact indicated in the Business Contact Information table below.

Legal Notice Contact Information

Microsoft	Vendor

Contact/Title:**** Address: One Microsoft Way, Redmond, WA 98052 Phone Number:**** Fax Number:**** Email Address:****	Contact/Title:**** Address: 900 E Hamilton Ave Ste 400 Phone Number: Fax Number **** Email Address: ****

With Copy To: Contact/Title: Legal & Corporate Affairs Address: One Microsoft Way, Redmond, WA 98052 Fax Number:*****	With Copy To: Contact/Title: **** Address: 900 E Hamilton Ave Ste 400 Fax Number: ****

Notices must be in writing. Notices shall be deemed given on the day deposited in the United States mail (postage prepaid, certified or registered, return receipt requested) or sent by recognized national or international air express courier with charges prepaid.

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

GENERAL TERMS AND CONDITIONS

1)	VENDOR OBLIGATIONS.

(a) Vendor Performance of Work. Vendor agrees to provide services described in a Statement of Work (such services hereinafter referred to as “Work”) under the terms and conditions of, and in conformance with, this Agreement and any applicable Statements of Work (“SOW”). The precise scope of the Work, including specifications and time requirements, will be specified in applicable SOW(s). Microsoft and Vendor, or any of their respective Affiliates, can enter into SOWs, provided that Vendor’s Affiliates may not enter into a SOW without Microsoft’s prior authorization. An “Affiliate” is any legal entity that owns, is owned by, or is under common ownership with Vendor or Microsoft. Ownership means more than 50% ownership. Vendor is not obligated to provide any Work and Microsoft is not obligated to pay for any Work until a SOW has been fully executed by both parties. This Agreement does not obligate either party or its Affiliates to enter into any SOW(s).

(b) Revisions to Work. Microsoft reserves the right, from time to time during the term of this Agreement, to expand, supplement, modify or reduce the scope of the Work under any SOW (a “Change”) upon written notice to Vendor and execution by both parties of documentation specifying such Change. In the event Microsoft requests a Change, the Parties will use reasonable efforts to agree in writing on necessary adjustments (if any) to the other terms of the applicable SOW necessary to accommodate the requested Change. Vendor agrees that it will cooperate in good faith with Microsoft in performing the Work as reasonably required by Microsoft, including any Changes requested by Microsoft. Notwithstanding the foregoing, Vendor shall not be obligated to work on a Change that results in a net expansion of the Work until the Parties have agreed in writing on such Change.

(c) Reports. Vendor shall comply with all applicable time requirements in providing Microsoft with the reports specified in an applicable SOW (each a “Report”), and all other information, as mutually agreed by both parties, as requested by Microsoft from time to time with respect to all Work.

(d) Performance Reviews. Upon Microsoft’s request or as specified in an applicable SOW, Vendor will meet with Microsoft to review Vendor’s performance and any issues related to Vendor’s compliance with the performance standards described in an applicable SOW.

(e) Use of Microsoft Facilities and/or Equipment.

(i) Microsoft Equipment. Vendor agrees that it shall not use any Microsoft facilities and/or equipment (including any equipment owned, leased or rented by Vendor for performing its obligations under this Agreement) to perform services for any person or entity other than Microsoft without Microsoft’s prior written consent. In the event Microsoft provides Vendor with equipment for use in performing the Work, Vendor agrees to assume the risk of loss for all such equipment while in its care, custody or control. Vendor shall take all reasonable precautions to protect the equipment against loss, damage, theft or disappearance while in its care, custody or control. In addition, Vendor shall take no actions which affect Microsoft’s title or interest in such equipment.

(ii) Security and Compatibility. Vendor shall comply with all Microsoft physical and information security rules and requirements as may be modified from time to time at Microsoft’s sole discretion. Vendor shall ensure that its systems remain compatible with Microsoft’s systems as necessary to perform its obligations under this Agreement at Vendor’s sole expense.

(f) Vendor Agreement to Remove or Replace Employees Working on the Microsoft Account. Vendor agrees to promptly remove or replace any Vendor employee or Subcontractor (as defined in Section 3, Subcontracting of Work) at Microsoft’s request for any reasonable business reason.

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(g) Financial Information. Within ten (10) calendar days after Vendor learns that it has become or will become insolvent, Vendor shall submit financial statements to Microsoft in sufficient detail to allow Microsoft to determine whether Vendor shall be capable of continuing to perform its obligations hereunder.

2)	FEES AND PAYMENT TERMS.

(a) Rates. Microsoft agrees to pay Vendor for the Work in accordance with the fee schedule as specifically stated in applicable SOW(s) (“Fees”). ****

(b) Payment Terms. Upon receipt of a correct and undisputed invoice, Microsoft shall, at its option, pay the invoice net **** on the invoiced amount or net ****. Invoices submitted more than **** after completion of the related work shall be paid at Microsoft’s sole discretion.

(c) MS Invoice. Vendor shall invoice Microsoft for all amounts due under this Agreement via the MS Invoice online tool, or other agreed upon tool or process, in accordance with the then-current requirements set forth at http://invoice.microsoft.com. Invoices shall not bear an invoice date earlier than the date on which Vendor shall be entitled to be paid under the applicable SOW, or if not specified in the applicable SOW, ****.

(d) Payment Method. Payments by Microsoft shall be made according to Microsoft’s then-current payment policies, which may include payment via ACH electronic payment to Vendor’s financial institution pursuant to instructions supplied to Microsoft by Vendor in Microsoft’s ACH Electronic Payment form. In addition, ****.

(e) Disputed Amounts. Microsoft may dispute any payable amount by notice to Vendor in writing within **** days of the date on Vendor’s invoice, specifying the reason for the dispute and the charges disputed (“Disputed Amounts”). Payment of an invoice without asserting a dispute is not a waiver of any claim or right. Failure by Microsoft to dispute any invoiced amount within the periods set forth above shall not be deemed a waiver of any claims that were unknown to Microsoft at the time.

3)	SUBCONTRACTING OF WORK.

Vendor may subcontract all or any portion of the Work to a third party (“Subcontractor”) upon notice to Microsoft, except that Microsoft hereby consents to subcontracting with any entity that is a participant in good standing in the MSVP. With respect to use of a Subcontractor, Vendor shall comply with Exhibit D and the following conditions:

(a) Vendor guarantees Subcontractor’s fulfillment of applicable Vendor obligations.

(b) Vendor indemnifies Microsoft for all damages and costs of any kind, to the extent set forth in Section 7 (General Indemnification), incurred by Microsoft **** and caused by Subcontractor’s acts or omissions.

(c) Vendor makes all payments to Subcontractor. Vendor shall indemnify Microsoft for all damages and costs of any kind, without limitation, incurred by Microsoft and caused by Vendor’s failure to pay a Subcontractor.

(d) Vendor shall not change Work Fees set forth in a SOW because of Vendor’s use of a Subcontractor.

(e) Use commercially reasonable efforts to ensure that, of the total amount paid by Vendor to non-Affiliate Subcontractors operating in the United States to provide Products and/or Services under each SOW, Vendor shall spend at least ***** with **** Businesses and at least **** with **** Businesses.

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

For purposes of this subsection: “***** Businesses” means businesses which are at least **** owned by a **** Person or Persons or, in the case of any publicly owned business, at least **** of the stock of which is owned by a **** Person or Persons, and whose management and daily business operations are controlled by one or more of the same **** Person or Persons having ownership interest. “**** Person or Persons” means one or more individuals who is/are USA citizens residing in the United States and ****. “***** Businesses” means businesses which are at least **** owned by one or more ***** residing in the United States, or, in the case of any publicly owned business, at least ***** of the stock of which is owned by one or more **** residing in the United States, and whose management and daily business operations are controlled by one or more of the same **** having ownership interest.

4)	CONFIDENTIALITY.

(a) General. The terms of the Microsoft Non-Disclosure Agreement attached hereto as Exhibit B (the “NDA”) shall govern all disclosures of Confidential Information (as such term is defined in the NDA) between the parties. The existence of and terms and conditions of this Agreement and any Microsoft Information shall be considered Confidential Information under the NDA. Microsoft Information shall mean all information provided by Microsoft to Vendor in accordance with the terms of this Agreement and any information obtained or created by Vendor in providing the Work, including, without limitation any information found in any Report provided by Vendor to Microsoft, any correspondence between Microsoft and Vendor, including without limitation e-mail transmissions, and any Microsoft customer lists, and updates, identification information (including, without limitation, all customer information and personal information of any variety acquired by Vendor pursuant to this Agreement or in connection with the performance of the Work and regardless of the source; transactional, sales and activity information; and customer profile information (all of the foregoing collectively “Customer Information”)). However, Microsoft will have the right to compile and use statistical analyses and reports utilizing aggregated data derived from Vendor information and data and other sources, for Microsoft’s internal business purposes.

(b) Privacy and Data Protection. For the purposes of this Section, “Personal Information” means any information provided by Microsoft or collected by Vendor in connection with this Agreement (i) that identifies or can be used to identify, contact, or locate the person to whom such information pertains, or (ii) from which identification or contact information of an individual person can be derived. Personal Information includes, but is not limited to: name, address, phone number, fax number, email address, social security number or other government-issued identifier, and credit card information. Additionally, to the extent any other information (such as, but not necessarily limited to, a personal profile, unique identifier, biometric information, and/or IP address) is associated or combined with Personal Information, then such information also will be considered Personal Information.

Any Personal Information collected or accessed by Vendor in the performance of the Work in accordance with this Agreement shall be limited to that which is strictly necessary to perform such Work or to fulfill any legal requirements. If the Work involves the collection of Personal Information directly from individuals, such as through a webpage, Vendor will provide a clear and conspicuous notice regarding the uses of the Personal Information. Such notice will comply with all relevant guidelines contained at http://members.microsoft.com/vendorguide or as otherwise provided by Microsoft.

Vendor shall use such Personal Information only as necessary to perform the Work in accordance with this Agreement and not for any other purpose whatsoever. Vendor shall maintain such Personal Information in strict confidence in accordance with the provisions of Section 4(a) hereof. Vendor will not share any Personal Information that is collected or possessed by Vendor with any third parties for any reason except as necessary to carry out the Work, and only under terms and conditions of Section 3 (Subcontracting of Work). If Vendor is served with a court order compelling disclosure of any Personal Information or with notice of proceedings for such an order, Vendor will oppose the order, will notify Microsoft of such order or notice, and will provide Microsoft the opportunity to intervene before Vendor files any response to the order.

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Vendor will take reasonable steps to protect Personal Information in Vendor’s possession from unauthorized use, access, disclosure, alteration or destruction. Security measures shall include access controls, encryption or other means, where appropriate. Vendor must immediately notify Microsoft of any known security breach that may result in the unauthorized use, access, disclosure, alteration or destruction of Personal Information. Vendor agrees to conduct an audit on at least an annual basis to evaluate the security of Personal Information in Vendor’s possession and to verify that the terms of this Agreement with respect to Personal Information are being followed. The results of such audit shall be made available to Microsoft upon request.

Upon request from Microsoft, Vendor shall provide Microsoft with any or all Personal Information in Vendor’s possession. Upon termination or expiration of this Agreement, Vendor shall within ten (10) calendar days thereafter, at Microsoft’s sole discretion either (i) provide Microsoft with all documents and materials (including any and all copies) containing Personal Information, together with all other materials and property of Microsoft, which are in its possession or under its control or (ii) destroy all such specified documents and materials (including any and all copies in any and all formats) and provide Microsoft with a certificate of destruction signed by an officer of Vendor.

(c) Credit Card Information Compliance. Vendor, its affiliates and their respective subcontractors, as applicable, shall at all times comply, at its own cost, with the PCI Data Security Standards (PCI DSS) requirements for any work involving cardholder data as prescribed by the PCI Security Standards Council as the same may be amended from time to time.

Copies of current PCI DSS documentation are available on the PCI Security Standards Council website at: https://www.pcisecuritystandards.org/

5)	OWNERSHIP AND LICENSE.

(a) Commissioned work. The Work has been specially ordered and commissioned by Microsoft, and Vendor agrees that the Work is a “work made for hire” for copyright purposes, all copyrights and any other intellectual property rights in the Work shall be owned by Microsoft. As such, Vendor will promptly disclose to Microsoft, in writing, any and all inventions, works of authorship, improvements, developments, or discoveries conceived, authored, made or reduced to practice by Vendor or its Affiliate, either solely or in collaboration with others, including personnel of Vendor and its Affiliates (if any), in the course of and in connection with performing under a SOW, or otherwise based upon confidential information of Microsoft or Microsoft Customers

(b) Assignment. Vendor hereby irrevocably assigns without reservation to Microsoft and its successors all rights, title and interest (now known or hereafter created or recognized) in and to the Work, including, without limitation, the following:

(i) any copyrights, moral rights or any other proprietary rights (whether or not registerable and including any application for the registration of any such rights) that Vendor may possess or acquire in the Work throughout the world, and any renewals or extensions of such rights, regardless of whether or not legal protection for the Work is sought;

(ii) all rights in and to any inventions, ideas, designs, concepts, techniques, discoveries, or improvements, whether or not patentable, embodied in the Work or developed in the course of Vendor’s creation of the Work, including but not limited to all trade secrets, utility and design patent rights and equivalent rights in and to such inventions and designs throughout the world, and any renewals or extensions of such rights, regardless of whether or not legal protection for the Work is sought; and

(iii) any documents, magnetically or optically encoded media, or other materials created by Vendor under a SOW.

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

To the extent moral rights in the Work cannot be assigned, Vendor agrees to assert moral rights or procure the assertion (as the case may be) of such rights by the authors of the Work at Microsoft’s sole direction and discretion. Vendor waives any moral rights of Vendor in and to the Work and agrees to use reasonable efforts to obtain from each person that contributes to the Work an irrevocable, perpetual and worldwide waiver in writing stated to be in favor of Microsoft and its successors, assigns and licensees of all present and future moral rights he/she may have in or to the Work. The waiver referred to in the preceding sentence shall be in a form acceptable to Microsoft and shall be delivered by Vendor to Microsoft upon request.

Vendor grants (except with respect to third party materials) a non-exclusive, perpetual (without regard to any termination), irrevocable, worldwide, fully paid-up, assignable and transferable license under any current and future patents owned or licensable by Vendor, including any renewals or extensions thereof, to the extent necessary for Microsoft or its third party licensees to make, use, modify, license, sell, sublicense, distribute, or market the Work, or otherwise realize the benefits contemplated hereunder, including the right to further sublicense such rights to third parties.

(c) Pre-Existing Materials. Notwithstanding anything to the contrary in this Agreement, Vendor shall retain full title and ownership rights in and to any computer program, code, techniques, processes (including utility and design rights), copyrights, trade secrets, moral rights and any materials developed by or for Vendor, including any developments and derivative works thereto made independently of this Agreement or SOW (“Pre-Existing Materials”) which may be used or provided in the performance of the Work hereunder as set forth in this Agreement or any SOW. Vendor hereby grants Microsoft a non-exclusive, perpetual, world-wide, fully paid-up license, under Vendor’s applicable current and future intellectual property and proprietary rights: ****. All other rights in the Pre-Existing Materials are reserved by Vendor.

(d) Databases. If Vendor creates and uses a database as part of the Work (“Database”), Microsoft will own the data entered into that Database. Vendor will own any Pre-Existing Materials subsisting in the Database.

****

(e) Third Party Materials. Vendor shall not use any third party software or other materials to perform Work without Microsoft’s prior express written consent. Vendor shall provide Microsoft with the license terms or other agreements that govern the use of such Materials to the extent available or applicable that Vendor wants to use, and shall abide by them when performing Work.

(f) Open Source License Restrictions. Vendor will ensure that no Deliverables, and no Vendor IP or other IP licensed to Microsoft are governed, in whole or in part, by any license requiring, as a condition of use, modification and/or distribution of software subject to the license, that the software and/or software combined and/or distributed with the software be:

(i) Disclosed or distributed in source code form;

(ii) Licensed for the purpose of making derivative works; or

(iii) Redistributable at no charge

For the purpose of clarity, nothing in this section prohibits Vendor from using Open Source licensed materials in connection with providing services or Work under this Agreement.

(g) Further Assistance. At Microsoft’s expense, Vendor shall execute and deliver such instruments and take such other action as may be requested by Microsoft to perfect or protect Microsoft’s rights in the Work and to carry out the assignments set forth in this Section 5.

(h) License of Microsoft Materials. Except as otherwise provided in an Addendum to this Agreement or an applicable SOW, during the term of the applicable SOW, Microsoft grants to Vendor a temporary, limited, non-exclusive license to use, reproduce and modify its computer programs, code or materials in the form provided to Vendor during the term of an applicable SOW, provided such use, reproduction and modification is solely for purposes of performing of the Work.

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6)	WARRANTIES AND REPRESENTATIONS.

(a)	By Vendor. Vendor represents and warrants to Microsoft as follows:

(i) Vendor has full right and power to enter into and perform according to the terms of this Agreement, and that such performance shall not violate any agreement or other obligation between Vendor and any third party.

(ii) The Work provided, including any portion performed by any Subcontractor, shall strictly comply with the terms and conditions of this Agreement.

(iii) Vendor shall, while on Microsoft property or while performing the Work, take all required actions and comply with, and cause its employees, Subcontractors and agents to comply with, all applicable laws and regulations applicable to its performance hereunder, including without limitation, the employment, workman’s compensation, immigration, tax and export control laws of any jurisdiction in which Work is performed.

(iv) The Work shall not infringe or violate any patent, copyright, trademark, trade secret or other proprietary right of a third party and shall either be originally created by Vendor or Vendor shall obtain all necessary rights to the Work to transfer ownership to Microsoft as required by Section 5 (Ownership and License).

(v) Vendor represents that any software in its possession, including any Microsoft software, is properly licensed for use.

(b) By Microsoft. Microsoft hereby represents and warrants to Vendor that it has the full right to enter into and perform according to the terms of this Agreement.

7)	GENERAL INDEMNIFICATION.

(a) Vendor agrees to defend, indemnify and hold Microsoft, and its subsidiaries, affiliates, directors, officers, employees and agents (“Indemnified Parties”) harmless from and against all claims, damages, losses, suits, actions, demands, proceedings, expenses, and liabilities of any kind, (including reasonable attorneys’ fees incurred and/or those necessary to successfully establish the right to indemnification) threatened, asserted or filed (collectively, “Claims”) against any Microsoft Indemnified Party, to the extent that in providing the Work such Claims arise out of or relate to (i) bodily injury or death to any person, (ii) loss, disappearance, or damage to property, (iii) any breach or alleged breach of any warranty or representation made by Vendor in this Agreement, (iv) the infringement or violation of any patent, copyright, trademark, trade secret or other proprietary right of a third party and/or (v) any act or omission to act of Vendor, its Subcontractors, or agents, except to the comparative extent that such Claims result from the negligent or willful acts of Microsoft.

(b) If any action is brought against any Microsoft Indemnified Party in which indemnity is sought from Vendor, Microsoft shall (i) provide Vendor reasonably prompt notice of any such Claim; (ii) permit Vendor, through counsel mutually acceptable to Microsoft and Vendor, to answer and defend such Claim; and (iii) provide Vendor information and reasonable assistance at Vendor’s expense to help Vendor to defend such Claim.

(c) Microsoft shall have the right to employ separate counsel and participate in the defense of any Claim at its own expense. Vendor shall reimburse Microsoft for any payments made or losses suffered based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of Claims. Vendor shall not settle any Claim on Microsoft’s behalf without first obtaining Microsoft’s written permission.

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) Should the Work (or any portion thereof) be held to constitute an infringement, Vendor shall notify Microsoft and immediately, at Vendor’s expense: (i) procure for Microsoft the right to continue use, sale, and/or marketing of the Work (or any portion thereof) or (ii) replace or modify the Work (or any portion thereof) such that it is non-infringing, provided that the replacement or modification meets the requirements of this Agreement to Microsoft’s satisfaction. If (i) or (ii) are not possible, in addition to any damages or expenses reimbursed under this Section, Microsoft shall have the right to terminate this Agreement and Vendor shall pay to Microsoft all costs associated with transitioning the Work to a new vendor.

8) LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMMISSIBLE BY LAW, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE) INCURRED BY THAT PARTY AS A RESULT OF ANY BREACH OF THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER UNDER STATUTE, UNDER EQUITY, OR IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, OR ANY OTHER FORM OF ACTION, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

THIS SECTION SHALL HAVE NO EFFECT UPON, AND SHALL NOT LIMIT LIABILITY FOR ANY CLAIMS, LOSSES OR DAMAGES FOR BREACH OF SECTIONS 4 (CONFIDENTIALITY), 5 (OWNERSHIP & LICENSE), 6 (WARRANTIES & REPRESENTATIONS), 7 (GENERAL INDEMNIFICATION), AND 13 (PUBLICITY & MICROSOFT TRADEMARKS).

9) INSURANCE. Vendor shall comply with the additional terms regarding insurance for Work as set forth in the Exhibit D: Additional Vendor Obligations, Article 2: Insurance Requirements.

10) TAXES. Microsoft is not liable for any taxes that Vendor is legally obligated to pay and which are incurred or arise in connection with the sale of Products and Services. All taxes (including but not limited to net income or gross receipts taxes, franchise taxes, and property taxes) shall be Vendor’s financial responsibility. Microsoft shall pay Vendor any sales or use taxes owed by Microsoft solely as a result of entering into this Agreement or a subsequent SOW and which are required to be collected from Microsoft by Vendor under applicable law. Microsoft may provide Vendor with a valid exemption certificate, and Vendor shall not collect taxes covered by the certificate. Vendor shall indemnify, defend and hold Microsoft harmless from any taxes (including sales or use taxes paid by Microsoft) or claims, causes of action, costs (including without limitation, reasonable attorneys’ fees) and any other liabilities of any nature whatsoever related to taxes. If taxes are required to be withheld on any amount to be paid by Microsoft to Vendor, Microsoft will deduct them from the amount owed and pay them to the appropriate taxing authority. At Vendor’s written request and expense, Microsoft will use reasonable efforts to assist Vendor in obtaining tax certificates or other documentation evidencing such payment, but the responsibility for documentation remains with Vendor. For services delivered outside the United Sates, Microsoft shall specify tax rates for Microsoft products and/or services sold by Vendor acting on Microsoft’s behalf in connection with Vendor providing services in each applicable country outside the United States. Vendor will collect tax on behalf of Microsoft, at Microsoft’s written request, and remit collected tax to Microsoft. Microsoft is responsible for remitting the tax to the appropriate taxing authorities. This Section shall govern the treatment of all taxes arising in connection with this Agreement notwithstanding any other section of this Agreement.

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11)	TERM OF AGREEMENT; DEFAULT.

(a) Duration. Subject to Section 11(b) hereof, the period of time during which this Agreement shall be in effect (“Term”) commences on the Effective Date and shall continue for a period of three (3) years thereafter.

(b) Early Termination and Default. The Term is subject to early termination of the Agreement in accordance with the following:

(i) Either Party shall have the right to terminate this Agreement immediately upon a Default under Section 11(b)(ii)(A). Vendor may terminate this Agreement upon a Default under Section 11(b)(ii)(B), if the default has not been cured within five (5) business days after the non-defaulting Party provides notice to the defaulting Party describing the Default(s) in reasonable detail. Either Party may terminate this Agreement or any SOW upon a Default by either Party in accordance with Section 11(b)(ii)(C).

(ii) Each of the following is a Default:

(A) Vendor’s or Microsoft’s failure to comply with a provision of Sections 4(a), 4(b) or 15(e);

(B) Microsoft’s failure to pay the Fees (excluding Disputed Amounts) as required under Section 2 (Fees and Payment Terms) of this Agreement; and

(C) The failure of either Party to perform any of the Party’s obligations contained in this Agreement, which failure has not been cured within thirty (30) calendar days after the non-defaulting Party provides notice to the defaulting Party describing the Default(s) in reasonable detail. This right of cure shall not apply to Defaults described in Sections 11(b)(ii)(A) or (B) above.

(iii) Microsoft may elect to terminate this Agreement during the Term without cause or without the occurrence of a Default, which termination shall be effective **** days after such notice. *****

(c) Effect of Termination and Survival. Notwithstanding expiration or termination of this Agreement, Microsoft shall pay to Vendor all Fees earned prior to expiration or termination ****. In addition, within **** days from the date of expiration or termination, each Vendor shall:

(i) return all data derived from Work performed under this Agreement, to Microsoft; and

(ii) at Microsoft’s sole discretion either (x) provide Microsoft with all documents and materials (including any and all copies) containing Customer Information, together with all other materials and property of Microsoft, which are in its possession or under its control or (y) destroy all such specified documents and materials (including any and all copies in any and all formats) and provide Microsoft with a certificate of destruction signed by an officer of Vendor; and

(iii) at Microsoft’s sole discretion either (x) return any Microsoft Confidential Information or property or (y) destroy all such specified documents and materials (including any and all copies in any and all formats) and provide Microsoft with a certificate of destruction signed by an officer of Vendor.

The terms and conditions of Sections 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 15(b) will survive any termination or expiration of this Agreement.

(d) Transition of Work. In the event of termination, Vendor will make its staff available to assist with the transition of the Work to the successor vendor. Vendor will be compensated based on

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

mutually agreeable rates for these transition services not to exceed the pricing described in the applicable SOW for comparable services or, if the transition services are not comparable to services described in the applicable SOW, as mutually agreeable by the parties.

12)	RECORDS AND AUDIT.

(a) During the term of this Agreement and for **** years thereafter, Vendor agrees to keep all usual and proper records and books of account and all usual and proper entries relating to its costs and expenses, and quality and performance reports in providing the Work. Also, during the above referenced period, Microsoft shall have the right to cause an audit and/or inspection to be made of the applicable Vendor records and facilities in order to verify statements issued by Vendor and Vendor’s compliance with the terms of this Agreement. Any such audit shall be conducted by Microsoft corporate internal auditors or an independent certified public accountant selected by Microsoft. Except as specified herein, Microsoft shall be responsible for all costs and attorney fees related to such audits. Vendor agrees to provide Microsoft’s designated audit or inspection team access to the relevant Vendor records and facilities. If an audit reveals that Vendor has overcharged Microsoft by **** or more of the amounts due for any audited period of time, Vendor agrees, in addition to recalculating and making immediate payment to Microsoft of all overpayments, ****, based on the actual and true amounts due and owing, to pay Microsoft all reasonable costs and expenses incurred by Microsoft in conducting such audit, including, but not limited to, any amounts paid to any auditor or attorney.

(b) Licensing. Vendor must keep records relating to the licensing of the Microsoft software in its possession and use. Microsoft has the right to conduct an audit of Vendor or any Vendor Affiliate performing services under this Agreement to verify Vendor or its Affiliate’s licensing of Microsoft software using an independent accountant from a nationally recognized public accounting firm, which will be subject to a confidentiality obligation. Any such audit will take place upon not fewer than **** calendar days’ notice, during normal business hours and in a manner that does not interfere unreasonably with Vendor’s operations. As an alternative, Microsoft may require Vendor and/or its Affiliates(s) performing services under this Agreement to accurately complete a Microsoft self-audit questionnaire. If verification or self-audit reveals either Vendor’s or its Affiliates’ unlicensed use of Microsoft software, Vendor and/or its Affiliate(s) must promptly obtain sufficient licenses for all Microsoft software usage disclosed. If material unlicensed use is identified (defined as a license shortage of **** or more), Vendor and/or its Affiliate (as applicable) must reimburse Microsoft for the reasonable costs incurred in verification and acquire the necessary additional licenses within **** days. If Microsoft undertakes such verification and does not find material unlicensed use of its software, Microsoft will not undertake another verification of Vendor for at least one year. Microsoft and its auditors will use the information obtained in compliance verification only to enforce Microsoft’s rights and to determine whether Vendor and/or any Vendor Affiliate providing services under this Agreement is in compliance with the terms of the applicable software license agreement and the terms of this Agreement. By invoking the rights and procedures described above, Microsoft does not waive its rights to enforce the Agreement (including any license agreement or statement of work incorporating these terms) or to protect Microsoft’s intellectual property by any other means permitted by law.

(c) Compliance with Sarbanes-Oxley Act. Vendor shall maintain, at Microsoft’s cost, any documentation required and specified by Microsoft in connection with the United States Sarbanes-Oxley Act of 2002.

13) PUBLICITY AND MICROSOFT TRADEMARKS. **** Any permitted use of Microsoft trademarks under this Agreement must adhere to Microsoft’s then-current brand usage guidelines.

14) FORCE MAJEURE. If Vendor is or expects to be unable to perform Work as required by a SOW due to a condition or cause beyond Vendor’s reasonable control (such as natural disasters, riot, war, terrorist attack, or acts of a government authority) for **** or more, Vendor shall immediately notify Microsoft of the situation, via email, telephone, facsimile transmission or other means to the Microsoft Vendor Accounting Manager identified on the cover page of the Agreement and/or to the Microsoft business group contact for the SOW

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15)	OTHER PROVISIONS.

(a) Relationship of Parties; Non-exclusivity. This Agreement is only intended to create an independent contractor relationship between Vendor and Microsoft. Under no circumstance shall one Party’s employees be construed to be employees of the other Party. Vendor further agrees to be responsible for all of Vendor’s federal and state taxes, withholding, social security, insurance and other benefits. Upon request, Vendor shall provide Microsoft with satisfactory proof of independent contractor status, if applicable. The parties agree that nothing contained in this Agreement or any SOW shall be construed as creating an exclusive relationship between the parties.

(b) Governing Law; Attorneys’ Fees. This Agreement shall be governed by the laws of the State of **** and Vendor consents to jurisdiction and venue in the state and federal courts sitting in ****. Vendor waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on either Party in the manner authorized to enforce by applicable law or court rule. If either Microsoft or Vendor employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing Party shall be entitled to recover its costs, including reasonable attorneys’ fees.

(c) No Inadvertent Waiver. Failure of any Party to exercise its rights under this Agreement shall not be construed as a waiver thereof and shall not prevent said Party from thereafter enforcing strict compliance with any of the terms thereof.

(d) Binding Nature. This Agreement shall inure to and bind all successors, assigns, receivers and trustees of the respective parties hereto.

(e) No Assignment. Each Party acknowledges and covenants that it shall not sell, assign, transfer, pledge or encumber any of its rights or delegate any of its duties or obligations under this Agreement (by actual assignment or by operation of law, including without limitation through a merger, acquisition, consolidation, exchange of shares, or sale or other disposition of assets, including disposition on dissolution), without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary herein, Microsoft may assign this Agreement to any of its subsidiaries.

(f) Severability. If any court or governmental authority should determine that any clause or provision contained herein are improper, unenforceable or violates any rule, regulation, policy or statute, then that provision shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and to the extent such provision or provisions shall be reformed without further action by the parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances and the remainder of this Agreement shall continue in full force and effect.

(g) Amendment. This Agreement may be amended only in written agreement signed by all parties, except that Microsoft reserves the right to unilaterally modify Exhibit D: Additional Vendor Obligations and its physical and information security policies as it deems necessary from time to time and Vendor agrees to comply with all such modifications.

(h) Existing Statements of Work. As of the Effective Date of this Agreement, any outstanding services or SOWs provided under an expired or pre-existing Vendor Services Agreement, executed between the parties, shall be governed by the terms and conditions of this Agreement and shall supersede and replace any such expired or pre-existing agreements.

(i) Microsoft Corporation and Affiliates – Third Party Beneficiaries. Vendor acknowledges and agrees that the benefit of certain of the Clauses of this Agreement are expressed to be not only for the benefit of Microsoft but also for the benefit of Microsoft Corporation, Affiliates of

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Microsoft Corporation and/or licensors of Microsoft Corporation. Vendor acknowledges that each and any of the foregoing shall be entitled in its or their own right to require by Vendor the due performance of each such provision as aforesaid and to this end, that Microsoft is entering into this Agreement not only in its own right, but also as an agent and trustee for each of Microsoft Corporation, its Affiliates and/or licensors of Microsoft Corporation, provided always that any action to enforce the rights or privileges of such parties under or in connection with this Agreement or the Services (other than for an injunction, temporary restraining order or other similar equitable relief required to enforce the terms of this Agreement, or to preserve the rights of such party in accordance with applicable statutory or equivalent limitation periods) shall be instituted and prosecuted by Microsoft on their behalf.

(j) Compliance with Laws. Both Parties shall comply with all federal, state, country and local laws, order, rules, ordinances, regulations and codes, including but not limited to those related to privacy and data

16)	ADDENDUMS AND EXHIBITS.

The following addendums and exhibits, as amended from time to time, are incorporated into this Agreement by reference:

Addendum for the Provision of Contact Center Services

Exhibit A: Statement(s) of Work

Exhibit B: Microsoft Corporation Non-Disclosure Agreement

Exhibit C: Business Continuity Management (BCM) Framework

Exhibit D: Additional Vendor Obligations

17)   ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all oral understandings, representations, prior discussions and preliminary agreements. Any representations, warranties, promise or conditions not expressly contained in this Agreement shall not be binding upon the parties. This agreement does not constitute an offer by Microsoft and it shall not be effective until signed by both parties.

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ADDENDUM FOR THE PROVISION OF CONTACT CENTER SERVICES

This Addendum for the Provision of Contact Center Services (“Addendum”) is made pursuant to the Vendor Services Agreement by and between Microsoft Corporation and Rainmaker Systems, Inc. (the “Agreement”). The terms of this Addendum are incorporated into the Agreement by this reference. Any terms not otherwise defined herein will assume the meanings set forth in the Agreement.

1)	FACILITIES.

****

2)	BUSINESS CONTINUITY MANAGEMENT.

****

3)	TRAINING.

****

4)	SECURITY OBLIGATIONS

****

5)	ONSITE INSPECTION

****

6)	LICENSE GRANTS

****

Contact Center Addendum (v2.8_2008) DealPoint Entry ID [enter number]	Page 1

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A: STATEMENT OF WORK:

(to be incorporated individually under separate cover)

Exhibit Page 1

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B: MICROSOFT CORPORATION NON-DISCLOSURE AGREEMENT

Non-Disclosure Agreement

This Non-Disclosure Agreement (“agreement”) is between the parties signing below. “We,” “us” and “our” refer to both of the parties signing below and our respective affiliates.

COMPANY AND ITS AFFILIATES or INDIVIDUAL: Rainmaker Systems	MICROSOFT CORPORATION AND ITS AFFILIATES
Address: 8701 N Mopac	One Microsoft Way
Austin TX 78759	Redmond, WA 98052-6399 USA
USA
Sign:

Print Name: Rick Cassizzi	Mary E. Snapp
Print Title: Controller	Corporate Vice President, Deputy General Counsel
Signature Date: 5.19.08	05/19/2008

1. The purpose of this agreement. This agreement allows us to disclose confidential information to each other, to our own affiliates and to the other’s affiliates, under the following terms. An “affiliate” is any legal entity that one of us owns, that owns one of us or that is under common control with one of us. “Control” and “own” mean possessing a 50% or greater interest in entity or the right to direct the management of the entity.

2.	Confidential Information.

a.	What is included. “Confidential Information” is non-public information, know-how and trade secrets in any form that:

•	Are designated as “confidential”; or

•	A reasonable person knows or reasonably should understand to be confidential.

b.	What is not included. The following types of information, however marked, are not confidential information. Information that:

•	Is, or becomes, publicly available without a breach of this agreement;

•	Was lawfully known to the receiver of the information without an obligation to keep it confidential;

Microsoft filing instruction: after both parties sign and date this Agreement, Your customer should retain one original for their files and return the other to you. Then, address the second original to:

NDA, CRM 124/Records Microsoft Corporation 1 Microsoft Way Redmond, WA 98052-6399
JEAID: 133205

Exhibit Page 2

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	Is received from another source who can disclose it lawfully and without an obligation to keep it confidential;

•	Is independently developed; or

•	Is a comment or suggestion one of us volunteers about the other’s business, products or services.

3.	Treatment of confidential information.

a.	In general. Subject to the other terms of this agreement, each of us agrees:

•	We will not disclose the other’s confidential information to third parties; and

•	We will use and disclose the other’s confidential information only for purposes of our business relationship with each other.

b.	Security precautions. Each of us agrees:

•	To take reasonable steps to protect the other’s confidential information. These steps must be at least as protective as those we take to protect our own confidential information;

•	To notify the other promptly upon discovery of any unauthorized use or disclosure of confidential information; and

•	To cooperate with the other to help regain control of the confidential information and prevent further unauthorized use or disclosure of it.

c.	Sharing confidential information with affiliates and representatives.

•	A “representative” is an employee, contractor, advisor or consultant of one of us or one of our respective affiliates.

•

Each of us may disclose the other’s confidential information to our representatives (who may then disclose that confidential information to other of our representatives) only if those representatives have a need to know about it for purposes of our business relationship with each other. Before doing so, each of us must:

•	ensure that affiliates and representatives are required to protect the confidential information on terms consistent with this agreement; and

•	accept responsibility for each representative’s use of confidential information.

•

Neither of us is required to restrict work assignments of representatives who have had access to confidential information. Neither of us can control the incoming information the other will disclose to us in the course of working together, or what our representatives will remember, even without notes or other aids. We agree that use of information in representatives’ unaided memories in the development or deployment of our respective products or services does not create liability under this agreement or trade secret law, and we agree to limit what we disclose to the other accordingly.

d.	Disclosing confidential information if required to by law. Each of us may disclose the other’s confidential information if required to comply with a court order or other government demand that has the force of law. Before doing so, each of us must seek the highest level of protection available and, when possible, give the other enough prior notice to provide a reasonable chance to seek a protective order.

Exhibit Page 3

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	Length of confidential information obligations.

a.	Termination. This agreement continues in effect until one of us terminates it. Either of us may terminate this agreement for any reason by providing the other with 30 days’ advance written notice. Termination of this agreement will not change any of the rights and duties made while this agreement is in effect.

b.	No other use or disclosure of confidential information. Except as permitted above, neither of us will use or disclose the other’s confidential information for five years after we receive it. The five-year time period does not apply if applicable law requires a longer period.

5.	General rights and obligations.

a.	Law that applies; jurisdiction and venue. The laws of the State of Washington govern this agreement. If federal jurisdiction exists, we each consent to exclusive jurisdiction and venue in the federal courts in King County, Washington. If not, we each consent to exclusive jurisdiction and venue in the superior court of King county, Washington.

b.	Compliance with law. Each of us will comply with all export laws that apply to confidential information.

c.	Waiver. Any delay or failure of either of us to exercise a right or remedy will not result in a waiver of that, or any other, right or remedy.

d.	Money damages insufficient. Each of us acknowledges that money damages may not be sufficient compensation for a breach of this agreement. Each of us agrees that the other may seek court orders to stop confidential information from becoming public in breach of this agreement.

e.	Attorneys’ fees. In any dispute relating to this agreement the prevailing party will be entitled to recover reasonable attorneys’ fees and costs.

f.	Transfers of this agreement. If one of us transfers this agreement, we will not disclose the other’s confidential information to the transferee without the other’s consent.

g.	Enforceability. If any provision of this agreement is unenforceable, the parties (or, if we cannot agree, a court) will revise it so that it can be enforced. Even if no revision is possible, the rest of this agreement will remain in place.

h.	Entire agreement. This agreement does not grant any implied intellectual property licenses to confidential information, except as stated above. We may have contracts with each other covering other specific aspects of our relationship (“other contracts”). The other contract may include commitments about confidential information, either within it or by referencing another non-disclosure agreement. If so, those obligations remain in place for purposes of that other contract. With this exception, this is the entire agreement between us regarding confidential information. It replaces all other agreements and understanding regarding confidential information. We can only change this agreement with a signed document that states that is changing this agreement.

Exhibit Page 4

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C: BUSINESS CONTINUITY MANAGEMENT (BCM) FRAMEWORK

(to be provided under separate cover)

Exhibit Page 5

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D: ADDITIONAL VENDOR OBLIGATIONS

Article 1: Vendor Code of Conduct

Article 2: Insurance Requirements

Article 3: Microsoft Pre-Placement Policy

Article 4: Vendor Subcontractor Obligations

Article 5: Microsoft Travel Policy

****

Exhibit Page 6

**** = Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.